Exhibit 99.2

Tennessee Steel Haulers, Inc. and Related Companies

COMBINED FINANCIAL STATEMENTS (Unaudited)

SEPTEMBER 30, 2017

Tennessee Steel Haulers, Inc. and Related Companies

Table of Contents

COMBINED FINANCIAL STATEMENTS
Combined Balance Sheets (Unaudited) as of September 30, 2017 and December 31, 2016	3

Combined Statements of Income (Unaudited) for the Nine Months Ended September 30, 2017 and 2016	4

Combined Statement of Changes in Stockholders’ Equity (Unaudited) for the Nine Months Ended September 30, 2017	5

Combined Statements of Cash Flows (Unaudited) for the Nine Months Ended September 30, 2017 and 2016	6

Notes to Combined Financial Statements (Unaudited)	7-17

Tennessee Steel Haulers, Inc. and Related Companies

Combined Balance Sheets (Unaudited)

September 30, 2017		December 31, 2016
ASSETS				
CURRENT ASSETS				
Cash and cash equivalents	$	414,926	$	2,494,856
Accounts receivable, less:		21,674,099		17,592,911
allowance for doubtful accounts of $175,000 and $90,000				
Owner-operator advances, less:		2,116,126		1,749,947
allowance for doubtful accounts of $1,235,000 and $800,000				
Prepaid expenses and other current assets		3,118,192		5,342,986
TOTAL CURRENT ASSETS		27,323,343		27,180,700
PROPERTY AND EQUIPMENT, NET		27,142,719		26,087,390
Other assets				
Advances due from and notes receivable - related parties		1,411,237		1,250,408
Notes receivable		1,446,560		1,460,273
Other		516,945		516,945
TOTAL OTHER ASSETS		3,374,742		3,227,626
TOTAL ASSETS	$	57,840,804	$	56,495,716
LIABILITIES AND STOCKHOLDERS' EQUITY				
CURRENT LIABILITIES				
Accounts payable - trade	$	1,363,690	$	1,298,274
Accrued expenses		5,543,838		4,260,085
Line of credit		599,527		3,001,417
Current maturities of long-term debt		4,840,005		5,455,339
TOTAL CURRENT LIABILITIES		12,347,060		14,015,115
DEFERRED INCOME TAX LIABILITY		75,000		75,000
LONG-TERM DEBT		4,721,337		5,371,096
TOTAL LIABILITIES		17,143,397		19,461,211
STOCKHOLDERS' EQUITY				
Common stock		1,920		1,920
Additional paid-in capital		5,580,000		5,580,000
Retained earnings		37,115,487		33,452,585
Treasury Stock		(2,000,000)		(2,000,000)
TOTAL STOCKHOLDERS' EQUITY		40,697,407		37,034,505
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$	57,840,804	$	56,495,716

No assurance has been provided on these financial statements.
The accompanying footnotes are an integral part of these combined financial statements.

Tennessee Steel Haulers, Inc. and Related Companies

Combined Statements of Income (Unaudited)

No assurance has been provided on these financial statements.

The accompanying footnotes are an integral part of these combined financial statements.

Tennessee Steel Haulers, Inc. and Related Companies

Combined Statement of Changes in Stockholders’ Equity (Unaudited)

No assurance has been provided on these financial statements.
The accompanying footnotes are an integral part of these combined financial statements.

Tennessee Steel Haulers, Inc.

Combined Statement of Cash Flows (Unaudited)

No assurance has been provided on these financial statements.

The accompanying footnotes are an integral part of these combined financial statements.

Tennessee Steel Haulers, Inc. and Related Companies

Notes to the Combined Financial Statements (Unaudited)

NOTE 1: ORGANIZATION

Operations

The combined financial statements include the accounts of Tennessee Steel Haulers, Inc. and its subsidiary (TSH International Services, Inc.); and Alabama Carriers, Inc., and Fleet Movers, Inc. The “Company”, refers to, collectively, Tennessee Steel Haulers, Inc. and the related companies noted above.   The Company is an international flatbed carrier, based in the Southeast United States, which provides shipment of freight to customers located throughout North America.

TSH International Services, Inc. is 99% owned by Tennessee Steel Haulers, Inc. The principal business of TSH International Services, Inc. is to provide administrative services for freight sold to customers throughout Mexico.

Basis of Presentation

The Company’s combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). Tennessee Steel Haulers, Inc., TSH International Services, Inc., Alabama Carriers, Inc. and Fleet Movers, Inc. are under common management and all material transactions and accounts between them have been eliminated.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company’s summary of significant accounting policies is presented to assist in understanding the Company’s combined financial statements. The combined financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to U.S. GAAP and have been consistently applied in the preparation of the combined financial statements.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents. The Company generally maintains cash and cash equivalents on deposit at banks in excess of federally insured amounts. The Company has not experienced any losses in such accounts and management believes the Company is not exposed to any significant credit risk related to cash and cash equivalents.

Tennessee Steel Haulers, Inc. and Related Companies

Notes to the Combined Financial Statements (Unaudited)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable.

Cash Value of Life Insurance

Cash value of life insurance consists of the cash surrender value of life insurance policies on certain key employees of the Company.  The balance of cash value of life insurance policies at September 30, 2017 and December 31, 2016 was $516,945.  This balance is included in other assets.

Revenue Recognition

The Company recognizes revenue upon delivery of freight to the customer. Transportation and delivery expenses associated with shipments are recorded as the related revenue is recognized.  Freight revenue is generally exempt from sales taxes.

Property and Equipment

Property and equipment is recorded at cost. Major property additions and improvements are capitalized, while maintenance and repairs that do not extend the useful life of an asset are expensed as incurred. The Company’s automobiles, furniture, fixtures and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the term of the lease, and all expected renewal options, or the useful life of the improvement, whichever is shorter. The estimated useful lives are as follows:

Buildings	39 years
Revenue equipment	2-8 years
Furniture, fixtures and equipment	2-10 years
Leasehold improvements	15 years

Tennessee Steel Haulers, Inc. and Related Companies

Notes to the Combined Financial Statements (Unaudited)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Lease Purchase Program and Rental Revenues

The Company leases revenue equipment to independent contractors (owner-operators) who have the opportunity to purchase the equipment at the conclusion of a lease.  Management has elected to account for these leases as operating leases as the collection of minimum lease payments associated with the leases is not predictable.  The Company recognizes revenue on the rental of the equipment over the term of the lease on a straight-line basis.  As of September 30, 2017 and December 31, 2016, revenue equipment with a cost of approximately $33,200,000 and $28,500,000 and accumulated depreciation of approximately $13,400,000 and $12,100,000, respectively, were under lease to owner-operators.

The Company also provides revenue equipment to owner-operators on a month-to-month rental basis.  Revenue for these rentals are recognized upon the receipt of payment.

During the nine-month periods ended September 30, 2017, the Company recognized revenue of $6,995,535 and $7,141,928, respectively, from lease purchase and rental programs to owner-operators. As the collection of future minimum lease payments is not predictable, a schedule of future minimum lease payments has not been presented.

Impairment of Long-Lived Assets

The Company reviews the carrying value of property and equipment for impairment whenever events or circumstances indicate the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment, there was no impairment recognized during the nine month periods ended September 30, 2017.

Concentration of Credit Risk

The Company has a concentrated credit risk for accounts receivable in that as of September 30, 2017 and December 31, 2016, approximately 11% of outstanding trade receivable was due from one customer. For the nine-month periods ending September 30, 2017, one customer accounted for approximately 13% and 16%, respectively, of operating revenue.

Tennessee Steel Haulers, Inc. and Related Companies

Notes to the Combined Financial Statements (Unaudited)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company, with the consent of its stockholders, elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, the Company is not subject to federal or certain state corporation income taxes.

The Company accounts for income taxes in accordance with Financial Accounting Standards Board (FASB), Accounting Standards Codification No. (ASC) 740, Income Taxes. This statement clarifies the criteria that the Company’s tax position must satisfy for some or all of the benefits of that position to be recognized in a company’s financial statements. ASC 740 prescribes a recognition threshold of more-likely-than-not, and a measurement attribute for all tax positions taken or expected to be taken on a tax return, in order for those tax positions to be recognized in the combined financial statements. The Company’s policy is to account for interest and penalties related to uncertain tax positions as income tax expense in the accompanying combined statement of income. The Company has evaluated its uncertain tax positions and has determined that, as of September 30, 2017, there are no positions that meet the criteria for recognition as an uncertain tax position. During the nine months ended September 30, 2017, the Company did not record any interest and penalties related to uncertain tax contingencies. With few exceptions, the Company’s state income tax returns are open to audit under the statute of limitations for the years ending December 31, 2014 and thereafter.

Variable Interest Entities

The Company has not applied the variable interest entity (VIE) guidance in ASC 810, Consolidation, to assess certain lessor entities under common control for consolidation, as it has met the criteria and applies an accounting alternative described in Accounting Standards Update No. (ASU) 2014-07 Consolidation (Topic 810) Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements. See Notes 10 and 11.

Use of Estimates

The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Tennessee Steel Haulers, Inc. and Related Companies

Notes to the Combined Financial Statements (Unaudited)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Pronouncements

The FASB issued ASU 2016-02, Leases (Topic 842), the new standard on lease accounting. Under the new ASU, lessees will recognize lease assets and liabilities on their balance sheet for all leases with terms of more than 12 months. The new lessee accounting model retains two types of leases and is consistent with the lessee accounting model under existing U.S. GAAP. One type of lease (finance leases) will be accounted for in substantially the same manner as capital leases are accounted for today. The other type of lease (operating leases) will be accounted for (both in the income statement and statement of cash flows) in a manner consistent with today’s operating leases. Lessor accounting under the new standard is fundamentally consistent with existing U.S. GAAP.

Lessees and lessors would be required to provide additional qualitative and quantitative disclosures to help financial statement users assess the amount, timing and uncertainty of cash flows arising from leases. These disclosures are intended to supplement the amounts recorded in the financial statements so that users can understand more about the nature of an organization’s leasing activities.

For non-public entities, the final standard will be effective for fiscal years beginning after December 15, 2019, and interim periods thereafter. Early application is permitted. Management has not early adopted, nor evaluated the impact on future accounting periods.

The FASB issued ASU 2014-09, Revenue from Contracts with Customer (Topic 606). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  In August 2015, the FASB issued updated guidance with ASU 2015-14 and deferred the effective date of ASU 2014-09 by one year. The guidance in ASU 2014-09 is effective for annual periods beginning after December 15, 2017, and interim periods within those annual periods.

In March 2016, the FASB issued an ASU that further clarifies guidance under ASU 2014-09 with respect to principal versus agent considerations in revenue from contracts with customers. In the second quarter of 2016, the FASB issued two ASUs that provide additional guidance when identifying performance obligations and licenses as well as allowing for certain narrow scope improvements and practical expedients. In May 2017, the FASB issued an ASU that provides guidance on the identification of the customer in a service concession arrangement. The guidance permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (modified retrospective). The Company plans to adopt

Tennessee Steel Haulers, Inc. and Related Companies

Notes to the Combined Financial Statements (Unaudited)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

this new guidance in the first quarter of 2018 and anticipate applying the modified retrospective method, which may result in a cumulative-effect adjustment to opening retained earnings with an insignificant change to revenue on a go-forward basis. The Company has completed its review of a sample of revenue contracts for all revenue sources and has concluded that the new guidance will not have a material impact on its revenue recognition practices, business processes, systems and controls. The new guidance will result in changes to the timing of recognition for certain revenue streams, namely freight revenue, where a contract has not been completed by the end of a reporting period. Based on a review of our customer shipping arrangements, we currently believe the implementation of this standard will change our revenue recognition policy from recognizing revenue upon shipment completion to recognizing revenue over time based on the progress toward completion of shipments in transit at each period end.

NOTE 3: PROPERTY AND EQUIPMENT

Property and equipment, summarized by categories, consisted of the following as of September 30, 2017 and December 31, 2016:

Depreciation expense incurred during the nine month periods ended September 30, 2017, was $5,607,922 and $5,419,686, respectively.

Tennessee Steel Haulers, Inc. and Related Companies

Notes to the Combined Financial Statements (Unaudited)

NOTE 4: PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following as of September 30, 2017 and December 31, 2016:

NOTE 5: ACCRUED EXPENSES

Accrued expenses consist of the following as of September 30, 2017 and December 31, 2016:

NOTE 6: LINES OF CREDIT

The Company has three revolving bank lines of credit which provide for short-term borrowings of up to $7,650,000. The lines of credit expire in September 2018. At September 30, 2017 and December 31, 2016, the Company had an outstanding balance of $599,527 and $3,001,417, respectively. Borrowings under the lines bear interest computed at various rates between 3.00% and 4.25%; are collateralized by: trade receivables and the personal guarantee of a minority owner and require the Company to maintain certain financial and non-financial covenants. As of September 30, 2017 and December 31, 2016, the Company was in compliance with the covenants.

Tennessee Steel Haulers, Inc. and Related Companies

Notes to the Combined Financial Statements (Unaudited)

NOTE 7: COMMON STOCK AND TREASURY STOCK

Common stock consists of the followings as of September 30, 2017 and December 31, 2016:

Treasury stock of $2,000,000 consists of 1,000 shares of Fleet Movers, Inc. stock at cost as of September 30, 2017 and December 31, 2016.

NOTE 8: LONG-TERM DEBT

Tennessee Steel Haulers, Inc. long-term debt at September 30, 2017 consists of 17 installment notes for the purchase of revenue equipment. The revenue equipment notes are paid in monthly installments, which aggregate approximately $464,000 per month, including interest, with fixed and variable interest rates ranging from 2.89 percent to 5.94 percent at September 30, 2017 and maturity dates from March 2018 through February 2022. The notes are secured by the revenue equipment purchased. At September 30, 2017 and December 31, 2016, long-term debt totaled $9,561,342 and $10,826,435, respectively. The debt is collateralized by certain equipment and the personal guarantee of a minority owner.

At September 30, 2017, maturities of the Company’s installment notes are as follows:

Tennessee Steel Haulers, Inc. and Related Companies

Notes to the Combined Financial Statements (Unaudited)

NOTE 9: NOTES RECEIVABLE

The Company had a note receivable from Southern Carriers, Inc., an unrelated entity, totaling $1,099,785 at September 30, 2017 and December 31, 2016, respectively. The note bears interest at 4.00% annually with monthly payments of $8,000 due monthly for 35 months and the remaining principal and interest due in September 2019. Interest income related to this note totaled $32,537 and $33,551 for the nine month periods ended September 30, 2017, respectively. The note is subordinate to other outstanding debt held by Southern Carriers, Inc. The note is secured by an assessment of a deed of trust covering certain parcels of land and buildings owned by Southern Carriers, Inc.

The Company had a note receivable from IFT, Inc., an unrelated entity, totaling $346,775 and $360,488 at September 30, 2017 and December 31, 2016, respectively. The note bears interest at 4.25% and requires monthly payments of approximately $8,000 per month until June 2020.  Interest income related to this note totaled $11,977 and $14,256 for the nine month periods ended September 30, 2017. The note is subordinate to other outstanding debt held by IFT, Inc. The note is secured by a personal guarantee of a shareholder of IFT, Inc.

NOTE 10: COMMITMENTS AND CONTINGENCIES

The Company is obligated under certain non-cancelable operating leases with a related party (see Note 12 for further detail) and an unrelated party expiring through April 2021. Total rent expense on all non-cancelable leases was $379,304 and $369,132 for the nine month periods ended September 30, 2017 and 2016, respectively.

Future minimum annual lease commitments subsequent to September 30, 2017 are as follows:

Litigation

From time to time, claims and suits arise in the ordinary course of the Company’s business. In certain of these actions, plaintiffs request punitive or other damages against the Company that may not be covered by insurance. The Company does not believe that it is a party to any proceeding that, in management’s opinion, would have a material adverse effect on the Company’s business, financial condition or results of operations.

Tennessee Steel Haulers, Inc. and Related Companies

Notes to the Combined Financial Statements (Unaudited)

Guarantees

The Company guaranteed approximately $2,140,000 of a Sydney Properties, LLC mortgage debt obligation at September 30, 2017, which matures in May 2021. Management believes that the maximum exposure as a result of outstanding advances and the debt guarantees would be reduced to zero as management estimates that the fair market value of Sydney Properties, LLC assets is approximately $4,000,000 (primarily buildings and land).

NOTE 11: RELATED PARTY TRANSACTIONS

The Company has engaged in several transactions with parties related by common ownership, including Sydney Properties, LLC.

The Company leases certain buildings from Sydney Properties, LLC pursuant to various operating leases. See Note 10. During the nine month periods ending September 30, 2017, the Company incurred rent expense pursuant to these operating leases of approximately $340,000 and $346,000, respectively. During 2017, the Company also made advances to Sydney Properties, LLC, which bear interest at 5.25%, with repayment requirements through April 2021. Amounts due from Sydney Properties, LLC totaled $1,078,407 and $956,609 at September 30, 2017 and December 31, 2016, respectively.

The Company made unsecured advances to its stockholders, which are noninterest bearing and payable on demand. Amounts due from stockholders totaled $208,291 and $208,241 at September 30, 2017 and December 31, 2016, respectively.

The Company made various advances to related parties under common ownership. As of September 30, 2017 and December 31, 2016, advances due from related parties amount to $124,539 and $85,558. The advances do not bear interest and are due on demand.

During the nine-month periods ended September 30, 2017, the Company had various lines of insurance covered either directly or indirectly through TennRe, Inc. (TR), a reciprocal insurance company, affiliated through common ownership. These lines of insurance required deductibles, ranging from $1,000 to $10,000, per claim. The Company paid approximately $500,000 of insurance premiums (directly and indirectly) to TR for each of the nine-month periods ended September 30,

Tennessee Steel Haulers, Inc. and Related Companies

Notes to the Combined Financial Statements (Unaudited)

2017 and 2016. Additionally, the Company provides administrative services to TR. Revenue from these services totaled $90,000 for each of the nine-month periods ended September 30, 2017 and 2016.

NOTE 12: INCOME TAX

The benefit for income taxes is as follows:

NOTE 12: INCOME TAX (CONTINUED)

Deferred income taxes of $75,000 are considered non-current as of September 30, 2017 and December 31, 2016, respectively. Deferred state income taxes reflect the net tax effects of temporary differences between amounts reported for financial reporting and income tax purposes. The major components of the deferred state income taxes are depreciation and cash basis accounting for income tax purposes. The Company had total deferred state tax liabilities of approximately $75,000 at September 30, 2017 and December 31, 2016, respectively.

Effective January 1, 2012, the Company, with the consent of its stockholders, elected under the Internal Revenue Code to be taxed as an S Corporation. The Company was required to pay a built-in-gains tax in future periods for assets disposed of during the five-year period beginning January 1, 2012 and ending on December 31, 2016 based on the Company’s taxable income. Management had recorded a liability that included built-in-gains tax of $274,100 in prior periods. During 2016, the time period the Company was subject to the built-in-gains tax expired. As a result, during the nine months ended September 30, 2016, the Company recognized a deferred tax benefit of $199,100.

NOTE 13: EMPLOYEE BENEFIT PLAN

The Company sponsors an employee benefit plan with a 401(k) feature covering substantially all employees. The Company may make discretionary matching contributions to each participant’s account. The Company made contributions of $138,929 and $136,882 during the nine month periods ended September 30, 2017, respectively.

NOTE 14: SUBSEQUENT EVENTS

Subsequent events have been evaluated through February 16, 2018, which is the date the combined financial statements were prepared.

Tennessee Steel Haulers, Inc. and Related Companies

Notes to the Combined Financial Statements (Unaudited)

Sale of Company

On December 1, 2017, the Company was sold to Daseke, Inc. Daseke, Inc. acquired substantially all of the assets of Tennessee Steel Haulers, Inc. and subsidiary, Alabama Carriers, Inc., and Fleet Movers, Inc. except for certain notes receivable balances, shareholder accounts receivable balances, life insurance policies, and certain real estate.